SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                    Securities and Exchange Act of 1934


             Date of Report (Date of earliest event reported):
                              January 15, 1999


                        THE PETERSEN COMPANIES, INC.
           (Exact name of registrant as specified in its charter)



        Delaware                       1-3373              36-4099296
(State or other jurisdiction        (Commission        (I.R.S. Employer
    of incorporation)               File Number)      Identification No.)





           6420 Wilshire Boulevard, Los Angeles, California 90048
            (Address of principal executive offices) (zip code)


                               (323) 782-2000
            (Registrant's telephone number, including area code)


                               Not Applicable
       (Former name or former address, if changed since last report)





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Item 1.  Changes in Control of Registrant.

          On January 15, 1999, in connection with an offer to purchase made by EMAP plc ("Parent") and EMAP Acquisition Corp. (the "Purchaser") for all the outstanding shares of Class A Common Stock, par value $0.01 per share (the "Class A Shares"), and all the outstanding shares of Class B Common Stock, par value $0.01 per share (the "Class B Shares" and, together with the Class A Shares, the "Shares"), of The Petersen Companies, Inc. (the "registrant"), at $34.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 16, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), Parent announced the expiration of the Offer and the Purchaser's acceptance for payment of the Shares validly tendered into the Offer and not withdrawn.

          On January 21, 1999, pursuant to an Agreement and Plan of Merger dated December 15, 1998, by and among Parent, the Purchaser and the registrant, the Purchaser merged with and into the registrant, with the registrant as the surviving corporation and an indirect wholly owned subsidiary of Parent (the "Merger"). Upon consummation of the Merger, each outstanding Share of the registrant (other than Shares of former stockholders that properly exercise appraisal rights with respect to the Merger) was converted into the right to receive $34.00 in cash (the "Merger Consideration"). The transfer agent for the Shares has been instructed by the registrant to close the stock transfer books for the Shares, and trading of the Class A Shares on the New York Stock Exchange has been suspended.

          The Purchaser has obtained all funds needed for the Offer and the Merger through a capital contribution from Parent. Parent has funded this capital contribution from a credit facility and a bridge facility, in each case with Barclays Bank plc and a syndicate of other lenders, and an issuance of ordinary shares of Parent that will be listed and traded on the London Stock Exchange.

          BankBoston, N.A. has been retained by the registrant to serve as the Exchange Agent. Letters of Transmittal, together with instructions relating thereto, are expected to be provided promptly to the registrant's former stockholders so that such stockholders may receive the Merger Consideration.

          Certain exhibits to the combined Tender Offer Statement on
Schedule 14D-1, as amended by Amendment Nos. 1, 2 and 3 thereto, and Statement on Schedule 13D, as amended by Amendment Nos. 1, 2, 3 and 4 thereto, originally filed with the Securities and Exchange Commission on December 16, 1998 (collectively and as amended, the "Schedule 14D-1 &
Schedule 13D") by Parent and the Purchaser are incorporated herein by reference to the Schedule 14D-1 & Schedule 13D and are attached hereto as exhibits. A copy of the joint press release, dated January 21, 1999, issued by Parent and the registrant relating to the consummation of the Merger is attached hereto as Exhibit 20.4.

Item 7.  Financial Statements and Exhibits.

          (c)   The following exhibits are filed with this report:

          *20.1 Press Release of Parent dated January 15, 1999.

           20.2 Joint press release of Parent and the registrant relating to the consummation of the Merger on January 21, 1999.

          *99.1 Loan Agreement dated as of December 15, 1998, among Parent and the Lenders party thereto.



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          *99.2 Bridge Loan Agreement dated as of December 15, 1998, among
                Parent and the Lenders party thereto.

--------------------------

* Incorporated by reference to Schedule 14D-1 & Schedule 13D.



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                                 SIGNATURES


          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE PETERSEN COMPANIES, INC.,



                                   By: /s/ Richard S. Willis
                                       -------------------------
                                      Name:  Richard S. Willis
                                      Title:  Chief Financial Officer



Dated:  January 21, 1999





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                               EXHIBIT INDEX



Exhibit                                                     Description

*20.1          Press release of Parent issued January 15, 1999.

 20.2          Joint press release of Parent and the registrant issued
               January 21, 1999.

*99.1 Loan Agreement dated as of December 15, 1998, among Parent and the Lenders party thereto.

*99.2 Bridge Loan Agreement dated as of December 15, 1998, among Parent and the Lenders party thereto.

--------------------------

* Incorporated by reference to Schedule 14D-1 & Schedule 13D.


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                                                               Exhibit 20.2


EMAP plc                                       EMAP Petersen, Inc.
1 Lincoln Court                                6420 Wilshire Boulevard
Lincoln Road                                   Los Angeles, CA  90048
Peterborough PE1 2RF
ENGLAND

                                                      FOR IMMEDIATE RELEASE

       EMAP PLC COMPLETES ACQUISITION OF THE PETERSEN COMPANIES, INC.


          London, England and New York, New York, January 21, 1999 -- EMAP plc and The Petersen Companies, Inc. (NYSE:PTN) today announced the completion of EMAP's acquisition of The Petersen Companies, Inc. The Petersen Companies, Inc., which has been renamed EMAP Petersen, Inc., is now an indirect wholly owned subsidiary of EMAP.

          Each outstanding share of Class A Common Stock, par value of $0.01 per share, and each outstanding share of Class B Common Stock, par value of $0.01 per share, of The Petersen Companies, Inc. not owned by EMAP Acquisition Corp., a wholly owned subsidiary of EMAP, was converted in the merger into the right to receive $34.00 in cash.

          BankBoston, N.A. has been retained by EMAP Petersen, Inc. to serve as Exchange Agent. Letters of Transmittal, together with instructions for their use, are expected to be provided promptly to the former stockholders of The Petersen Companies, Inc. so that they may receive the merger consideration.

          EMAP plc is headquartered in Peterborough, England. EMAP Petersen, Inc. will maintain its headquarters in Los Angeles, California.

Contacts for EMAP:

Kevin Hand, Group Chief Executive                (01733) 568900
David Grigson, Finance Director                  (01733) 568900

Contact for EMAP Petersen, Inc.:

James D. Dunning, Jr., Chairman                  (212) 886-3600
  and Chief Executive Officer